Exhibit 99.1

May 4, 2020

Ms. Sarah Glickman
c/o XPO Logistics, Inc.

Five American Lane

Greenwich, CT 06831

Dear Sarah:

This letter agreement (this “Agreement”) formalizes our discussions regarding the terms and conditions of your separation from service with XPO Logistics, Inc. (the “Company”).

Separation from Service

Your employment with the Company terminated on April 13, 2020 (the “Separation Date”). You and we agree that for all purposes, including the Employment Agreement between you and the Company, effective as of June 5, 2019 (the “Employment Agreement”), your termination of employment on the Separation Date is a termination by the Company without Cause (as defined in the Employment Agreement).

Severance Compensation and Benefits

In consideration of your commitments hereunder, the Company agrees that, subject to your continued service through the Separation Date and continued compliance with your covenants hereunder (including under “General Release” below) and in the Employment Agreement, you will be eligible to receive the severance benefits set forth in Section 6(c) of the Employment Agreement, except the cash payment in Section 6(c)(ii) of the Employment Agreement will be increased to 12 months’ Base Salary (as defined in the Employment Agreement). Such cash payment will be paid in accordance with Section 6(e) of the Employment Agreement, except that the 6-month payment period set forth therein shall instead be a 12-month period.

Outstanding Equity Awards

In consideration of your commitments hereunder, the Company agrees that, subject to your continued compliance with your covenants hereunder (including under “General Release” below) and in the Employment Agreement:

(i) you will remain eligible to vest in a prorated portion of the performance-based restricted stock units granted to you on June 5, 2019 equal to 5,951 units and the remainder of the units subject to such award shall be forfeited or otherwise settled in accordance with Section 3(c) of the equity award agreement, in each case, in accordance with the terms of the applicable equity award agreement;

(ii) you will vest in the remaining unvested time-based restricted stock units granted to you on April 18, 2019, which is 1,900 units;

(iii) you will vest in the remaining unvested time-based restricted stock units granted to you on June 8, 2018, which is 14,208; and

(iv) you will remain eligible to vest in a portion of the performance-based restricted stock units granted to you on August 9, 2018 equal to 13,311 units and the remainder of the units subject to the award shall be forfeited, in each case, in accordance with the terms and conditions of the applicable equity award agreement.

Equity Holding Periods

In consideration of the Company’s commitments hereunder, you agree that all “Lock-Up” restrictions applicable to the equity awards described under “Outstanding Equity Awards” above shall remain in place in accordance with the terms set forth in the applicable award agreement.

Restrictive Covenants

Without limitation of your other obligations to the Company under the Employment Agreement or otherwise, you hereby acknowledge your continued obligations under Sections 7-10 of the Employment Agreement.

General Release

Your eligibility to receive the severance described above under “Severance Compensation and Benefits” and to vest in equity awards to the extent described above under “Outstanding Equity Awards” above is conditioned on your execution of the general release of claims attached hereto as Exhibit A after the Separation Date and within the time period specified therein, and such release becoming effective and irrevocable in accordance with its terms.

Additional Terms and Conditions

This Agreement constitutes the entire understanding between you and the Company with respect to the subject matter hereof. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. The governing law and dispute resolution provisions of the Employment Agreement shall apply to this Agreement. If any section of this Agreement is determined to be void, voidable or unenforceable, it shall have no effect on the remainder of this Agreement, which shall remain in full force and effect.

Please indicate your agreement with the terms set forth herein by your signature below.

[Signature page follows.]

Sincerely yours, XPO LOGISTICS, INC.

/s/ Meghan Henson
Name: Meghan Henson
Title: Chief Human Resources Officer
Date: May 4, 2020

Agreed:

/s/ Sarah Glickman
Sarah Glickman

April 30th, 2020
Date

  EXHIBIT A

GENERAL RELEASE AGREEMENT

In consideration of the promises of XPO Logistics, Inc. (the “Company”) set forth in the letter agreement between me and the Company dated May 4, 2020 (the “Letter Agreement”), and for other good and valuable consideration, I, on behalf of myself, my heirs, personal representatives and assigns, hereby irrevocably and unconditionally forever release the Company, its subsidiaries, affiliates, predecessors, benefit plans, plan administrators, predecessors, and each of their past, present and future directors, executive committee members, officers, members, agents, attorneys, representatives and employees, in their individual and representative capacities (collectively, the “Releasees”) from any and all claims, demands, causes of action, damages, liabilities or obligations of any kind or nature whatsoever (collectively “Claims”) arising, directly or indirectly, out of my employment with the Company and its affiliates, including the termination of such employment or services, or out of any other event, act or communication occurring prior to the date that I execute this Release, including all matters and things now known and all matters and things which may hereafter be discovered. I acknowledge that this General Release of Claims (this “Release”) includes but is not limited to Claims (i) for wrongful dismissal or termination of services; (ii) arising under Federal, state or local laws, statutes, orders or regulations that relate to the employment relationship and/or prohibiting employment discrimination, including Claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act, Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, Executive Order 11246, and in each case any amendments thereto, (iii) under any other Federal, state or local statute or regulation, or (iv) based on contract (including the Employment Agreement), tort or common law, or for damages, including without limitation, punitive or compensatory damages, or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief, excepting only Claims with respect to my vested benefits under the Company’s retirement and health and welfare benefit plans in which I participated prior to my cessation of services. To the maximum extent permitted by law, I represent and warrant that I have not filed, commenced or participated in any way in any complaints, claims, actions or proceedings of any kind against the Releasees with any federal, state or local court or any administrative, regulatory or arbitration agency or body, and agree not to file, commence or participate in any charge, claim or lawsuit asserting any Claims that are released in this Release.

I agree that nothing contained in this Release shall constitute or be treated as an admission of liability of wrongdoing by any of the Releasees. I shall not, directly or indirectly, make any written or oral statements, suggestions or representations that any of the Releasees has made or implied any such admission or concession.

I understand that the provisions of this Release are not intended to, and shall be interpreted in a manner that does not, limit or restrict me from exercising my legally protected whistleblower rights (including pursuant to Regulation 21F under the Securities Exchange Act of 1934, as amended).

I acknowledge and agree that I remain subject to the restrictive covenants set forth in Section 7 and Section 8 of the Employment Agreement.

I acknowledge that I have been given up to 21 days to consider the terms of this Release and that I understand its terms. I acknowledge that I have been advised of the opportunity to seek the advice of legal counsel in this matter and to obtain my counsel’s assistance in reviewing this Agreement. I acknowledge that I (i) have entered into this Release on a knowing and voluntary basis and have been given adequate time to review this Release and to consider whether to sign it, (ii) agree that the terms of this Release are binding upon me, (iii) understand that by signing this Release, I release legal claims against the Releasees and waive certain rights to bring claims, and (iv) freely and voluntarily consent to all terms of this Release with full understanding of what they mean. I understand that, for a period of seven days after I sign and deliver this Release to the Company, I have the right to revoke this Release by delivering written notice of revocation to the Company. This Release shall not become effective or enforceable until after the seven-day revocation period has expired. I understand and agree that if I do not revoke this Release during the seven-day revocation period, this Release shall become effective, irrevocable and enforceable on the eighth day after the date on which I signed and delivered this Release.

I understand and agree that my right to receive (i) the severance benefits payable to me under Section 6(c)(ii) of the Employment Agreement between me and the Company, effective as of June 5, 2019, as amended above pursuant to this Agreement, (ii) the accelerated vesting benefit provided under Section 3(a)(iii) of the time-based restricted stock units granted to me on April 18, 2019, as amended above pursuant to this Agreement, (iii) the accelerated vesting benefit provided under Section 3(b)(ii) of the performance-based restricted stock units granted to me on June 5, 2019, (iv) the accelerated vesting benefit provided under Section 3(b)(iii) of the time-based restricted stock units granted to me on June 8, 2018, as amended above pursuant to this Agreement, and (v) the accelerated vesting benefit provided under Section 3(b)(ii) of the performance-based restricted stock units granted to me on August 9, 2018, are each subject to and conditioned upon me signing and not revoking this Release. I agree that the covenants, representations and acknowledgments made in this Release shall survive the Company’s satisfaction of its obligations under the Employment Agreement.

Agreed:

Sarah Glickman

Date